UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Information.

As previously announced on June 27, 2024, Walgreens Boots Alliance, Inc. (the “Company”) initiated a strategic and operational review towards simplifying and focusing its U.S. Healthcare portfolio, including the assessment of the Company’s investment in its majority-owned Village Practice Management Company, LLC (“VillageMD”), a national provider of value-based care with primary multi-specialty, and urgent care providers serving patients in traditional clinic settings, in patients’ homes and online appointments.

The Company is currently evaluating a variety of options with respect to VillageMD in light of ongoing investments by the Company in VillageMD’s businesses and VillageMD’s substantial ongoing and expected future cash requirements. These options could include a sale of all or part of the VillageMD businesses, possible restructuring options and other strategic opportunities.

On January 3, 2023, the Company provided VillageMD senior secured credit facilities (the “VillageMD Secured Loan”) in the aggregate amount of $2.25 billion, consisting of (i) a senior secured term loan in an aggregate principal amount of $1.75 billion and (ii) a senior secured credit facility in an aggregate original committed amount of $500 million. On August 2, 2024, the Company and VillageMD acknowledged the existence of defaults under the VillageMD Secured Loan. On August 6, 2024, the Company and VillageMD entered into a forbearance agreement whereby the Company has agreed not to exercise remedies, subject to VillageMD’s compliance with the conditions set forth therein, and the Company is actively engaged in discussions with VillageMD’s stakeholders and other third parties with respect to the future of its investment in VillageMD.

Cautionary Note Regarding Forward-Looking Statements: This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this current report on Form 8-K that are not historical are forward-looking statements, including, without limitation, outcomes relating to the strategic and operational review towards simplifying and focusing the Company’s U.S. Healthcare portfolio, including the assessment of the Company’s investment in VillageMD, the Company’s ongoing plans with respect to future cash investments in VillageMD, VillageMD’s ongoing and expected cash requirements, future plans surrounding any forbearance agreement or events of default under the VillageMD Secured Loan, the outcome of discussions with VillageMD’s stakeholders and other third parties, and the Company’s plans relating to VillageMD, including the sale of all or part of the Village MD businesses, possible restructuring options and other strategic opportunities. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, including our ability to execute on our strategic options related to VillageMD and the risks and uncertainties described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2023, in Item 1A (Risk Factors) in our Quarterly Reports on Form 10-Q and in other documents that we file or furnish with the Securities and Exchange Commission, that could cause actual results to vary materially from those indicated or anticipated.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this current report on Form 8-K, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 7, 2024	By:	/s/ Joseph B. Amsbary Jr.
	Name:	Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary